Exhibit 4(m)


     NO._______________
     CUSIP NO.__________

                             [FORM OF FACE OF DEBENTURES]

     [LOGO]                 FLORIDA POWER & LIGHT COMPANY


                         __% Quarterly Income Debt Securities
              (Subordinated Deferrable Interest Debentures, due _____)



         Florida Power & Light Company, a corporation duly organized and existing under the laws of the State of Florida (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to ____________________________________, or registered assigns, the principal sum of ____________________ Dollars on ________________, and to pay
     interest on said principal sum from, and including, ____________________ or from, and excluding, the last Interest Payment Date through which interest has been paid or duly provided for, in equal quarterly installments, in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing September 30, 1995 at the rate of _____% per annum until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such Interest Payment Date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business 15 calendar days next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                             Florida Power & Light Company



                                             By:  ______________________________

     ATTEST:



     ___________________________________



                       [FORM OF CERTIFICATE OF AUTHENTICATION]

                            CERTIFICATE OF AUTHENTICATION


     Dated:


          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                             THE CHASE MANHATTAN BANK
                                             (NATIONAL ASSOCIATION), AS TRUSTEE



                                             By:  ______________________________
                                                       Authorized Signatory

                           [FORM OF REVERSE OF DEBENTURES]

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June ______, 1995, as amended (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Chase Manhattan Bank (National Association), as Trustee (herein called the Trustee, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Resolutions and Officer's Certificate filed with the Trustee on ________________, 1995 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $125,000,000.

         The Securities of this series will be redeemable on or prior to February 28, 1997 at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice by mail at 108% of the principal amount redeemed, plus accrued and unpaid interest, if any, to the Redemption Date; and thereafter at 100% of the principal amount redeemed plus accrued and unpaid interest, if any, to the Redemption Date but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of such Security, or one or more Predecessor Securities, of record at the close of business on the related Regular Record Date referred to on the face hereof, all as provided in the Indenture; provided, however, that none of the Securities of this series shall be redeemed prior to March 1, 1997, if such redemption is for the purpose, or in anticipation, of refunding such Security of this series through the use, directly or indirectly, of funds borrowed by the Company at an effective interest cost to the Company (calculated in accordance with acceptable financial practice) of less than 8.2102% per annum.

         In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         The Company shall have the right at any time and from time to time during the term of the Securities of this series, so long as an Event of Default has not occurred and is not continuing, to extend the interest payment period of such Securities to a period not exceeding 20 consecutive quarterly interest payment periods (the "Extended Interest Payment Period"), on the last Business Day of which Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Securities of this series to the extent that payment of such interest is enforceable under applicable law); provided that, during such Extended Interest Payment Period, the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock, except that the Company may make mandatory sinking fund payments with respect to its 6.84% Preferred Stock, Series Q and 8.625% Preferred Stock, Series R. The Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend the interest payment period, provided that such Extended Interest Payment Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarterly interest payment periods or extend beyond the Stated Maturity of the Securities of this series. Upon the termination of any such Extended Interest Payment Period and upon the payment of all amounts then due, the Company may elect another Extended Interest Payment Period. No interest during the Extended Interest Payment Period, except on the last Business Day of such Extended Interest Payment Period, shall be due and payable.

         The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.